                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Amgen Inc. for the registration of 9,000,000 shares of Common Stock of our report dated January 21, 1998, with respect to the consolidated financial statements of Amgen Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                    Ernst & Young LLP
Los Angeles, California
September 1, 1998

                              Page 20 of 20 pages